Exhibit 99.77(c)

ITEM 77C - Matters submitted to a vote of security holders

1.

A special meeting of shareholders of ING Strategic Allocation Portfolios, Inc. was held on April 22, 2013 to elect 13 nominees to the Board of Directors of ING Strategic Allocation Portfolios, Inc.

	For All	Withold All	For all Except	Broker non-vote	Total Shares Voted
Colleen D. Baldwin	19,812,694.610	974,742.291	0.000	0.000	20,787,436.901
John V. Boyer	19,885,365.610	902,071.291	0.000	0.000	20,787,436.901
Patricia W. Chadwick	19,877,591.610	909,845.291	0.000	0.000	20,787,436.901
Albert E. DePrince, Jr.	19,813,793.610	973,643.291	0.000	0.000	20,787,436.901
Peter S. Drotch	19,872,009.610	915,427.291	0.000	0.000	20,787,436.901
J. Michael Earley	19,820,468.610	966,968.291	0.000	0.000	20,787,436.901
Martin J. Gavin	19,882,765.610	904,671.291	0.000	0.000	20,787,436.901
Russell H. Jones	19,885,365.610	902,071.291	0.000	0.000	20,787,436.901
Patrick W. Kenny	19,882,765.610	904,671.291	0.000	0.000	20,787,436.901
Shaun P. Mathews	19,878,690.610	908,746.291	0.000	0.000	20,787,436.901
Joseph E. Obermeyer	19,817,868.610	969,568.291	0.000	0.000	20,787,436.901
Sheryl K. Pressler	19,885,365.610	902,071.291	0.000	0.000	20,787,436.901
Roger B. Vincent	19,872,009.610	915,427.291	0.000	0.000	20,787,436.901

The proposal passed.

1.

A special meeting of shareholders of ING Strategic Allocation Conservative Portfolio was held on April 22, 2013 to: 1) approve a new investment advisory agreement for the Portfolio with ING Investments prompted by the IPO, and to approve, under certain circumstances, any future advisory agreements prompted by Change of Control Events that occur as part of the Separation Plan; 2) approve a new investment sub-advisory agreement for the Portfolio between ING Investments, LLC and ING Investment Management Co. LLC prompted by the IPO, and to approve, under certain circumstances, any future sub-advisory agreements prompted by Change of Control Events that occur as part of the Separation Plan; and 3) approve a modification to the current manager-of-managers policy to permit ING Investments, LLC, subject to prior approval by the Board, to enter into and materially amend agreements with wholly-owned sub-advisers without obtaining the approval of the Portfolio's shareholders.

Proposal	Shares voted for	Shares voted against or withheld	Shares abstained	Broker non-vote	Total Shares Voted
1	3,901,816.261	433,852.000	299,176.000	0.000	4,634,844.261
2	3,731,695.402	460,064.859	443,084.000	0.000	4,634,844.261
3	3,493,096.402	708,167.859	433,580.000	0.000	4,634,844.261

The proposals passed.

2.

A special meeting of shareholders of ING Strategic Allocation Growth Portfolio was held on April 22, 2013 to: 1) approve a new investment advisory agreement for the Portfolio with ING Investments prompted by the IPO, and to approve, under certain circumstances, any future advisory agreements prompted by Change of Control Events that occur as part of the Separation Plan; 2) approve a new investment sub-advisory agreement for the Portfolio between ING Investments, LLC and ING Investment Management Co. LLC prompted by the IPO, and to approve, under certain circumstances, any future sub-advisory agreements prompted by Change of Control Events that occur as part of the Separation Plan; and 3) approve a modification to the current manager-of-managers policy to permit ING Investments, LLC, subject to prior approval by the Board, to enter into and materially amend agreements with wholly-owned sub-advisers without obtaining the approval of the Portfolio's shareholders.

Proposal	Shares voted for	Shares voted against or withheld	Shares abstained	Broker non-vote	Total Shares Voted
1	7,005,118.084	304,011.599	785,958.982	0.000	8,095,088.665
2	6,941,096.041	352,840.642	801,151.982	0.000	8,095,088.665
3	6,610,117.216	468,532.800	1,016,438.649	0.000	8,095,088.665

The proposals passed.

3.

A special meeting of shareholders of ING Strategic Allocation Moderate Portfolio was held on April 22, 2013 to: 1) approve a new investment advisory agreement for the Portfolio with ING Investments prompted by the IPO, and to approve, under certain circumstances, any future advisory agreements prompted by Change of Control Events that occur as part of the Separation Plan; 2) approve a new investment sub-advisory agreement for the Portfolio between ING Investments, LLC and ING Investment Management Co. LLC prompted by the IPO, and to approve, under certain circumstances, any future sub-advisory agreements prompted by Change of Control Events that occur as part of the Separation Plan; and 3) approve a modification to the current manager-of-managers policy to permit ING Investments, LLC, subject to prior approval by the Board, to enter into and materially amend agreements with wholly-owned sub-advisers without obtaining the approval of the Portfolio's shareholders.

Proposal	Shares voted for	Shares voted against or withheld	Shares abstained	Broker non-vote	Total Shares Voted
1	7,581,887.542	147,208.000	328,408.432	0.000	8,057,503.974
2	7,579,673.192	143,534.350	334,296.432	0.000	8,057,503.974
3	7,294,380.192	440,415.350	322,708.432	0.000	8,057,503.974

The proposals passed.